UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 9, 2006

                                 ACCELRYS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                      0-27118                33-0557266
(State or other jurisdiction of        Commission            (I.R.S. Employer
 incorporation or organization)        file number        identification number)

              10188 Telesis Court, San Diego, California 92121-1761
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (858) 799-5000

                                       N/A
              (Former name, former address and former fiscal year,
                         if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 9, 2006, Accelrys, Inc. (the "Company") announced that, due to the continuing discussions with the Securities and Exchange Commission (the "SEC"), the Company has determined that it will be unable to timely file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2005. While the Company cannot at this time identify the precise date when the restatement will be completed or when the Company will become current in its reporting with the SEC, it is continuing to work diligently to complete the restatement and to file all required SEC reports as quickly as possible. The Company will not resume issuing quarterly earnings announcements until the completion of the restatement process.

As a result of the delay in filing its Form 10-Q for the quarter ended December 31, 2005, the Company expects to receive notification from NASDAQ that it is not in compliance with the filing requirements for continued listing as set forth under NASDAQ Marketplace Rules. After receipt of the notification, the Company expects to request an extension of time to remain listed while becoming current in its SEC filings.

A copy of the press release issued by the Company on February 9, 2006 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

     99.1 Press Release announcing update on previously announced restatement process, dated February 9, 2006.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ACCELRYS, INC.

                                             By: /s/ David Sankaran
                                                 -------------------------------
                                                 David Sankaran
                                                 Senior Vice President and Chief
                                                 Financial Officer


Date: February 9, 2006